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                                  EXHIBIT 11.1

                           D.I.Y. HOME WAREHOUSE INC.


                                    FORM 10-Q
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (UNAUDITED)




                                           Three Months Ended        Six Months Ended
                                         June 29,      July 1,     June 29,      July 1,
                                           1996         1995         1996         1995
                                           ----         ----         ----         ----
 Income applicable to common shares     $2,029,585   $2,135,002   $1,920,794   $2,638,253
                                        ==========   ==========   ==========   ==========
 Weighted average common shares
   outstanding for the period            7,625,000    7,625,000    7,625,000    7,625,000
 Dilutive effect of exercise of stock
   options                                      --           --           --           --
                                        ----------   ----------   ----------   ----------
 Weighted average common shares,
   assuming issuance of the above
   securities                            7,625,000    7,625,000    7,625,000    7,625,000
                                        ==========   ==========   ==========   ==========
 Earnings per common share:
        Primary                         $     0.27   $     0.28   $     0.25   $     0.35
        Full diluted                    $       --   $       --   $       --   $       --